                                                                  EXHIBIT 10.1
                                                                  ------------

                                THIRD AMENDMENT
                                ---------------
                                      To
                             EMPLOYMENT AGREEMENT
                             --------------------

      THIS THIRD AMENDMENT to the Employment Agreement dated as of January 1, 1992, as amended by an Amendment dated as of January
1, 1993, and a Second Amendment dated as of January 1, 1994 ("the Employment Agreement") between the parties hereto is entered into as of October 31, 1994, by Chicago Title and Trust Company, an Illinois corporation ("Employer"), Alleghany Corporation, a Delaware corporation ("Guarantor"), and Richard P. Toft ("Employee").

                            WITNESSETH:
                           -----------

      WHEREAS, Employee is employed by Employer as its President and Chief Executive Officer under terms and conditions set forth in the Employment Agreement; and

      WHEREAS, Employer, Employee and Guarantor desire to amend the Employment Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. By no less than 60 days' written notice to Employer and Guarantor, Employee may terminate his employment with Employer, with or without "good reason," as of any date specified in such notice from October 1, 1995 to December 30, 1995 (inclusive).

      2. If Employee terminates his employment pursuant to Paragraph 1 hereof, he shall be entitled to all of the benefits provided by Paragraph 6(d) of the Employment Agreement.

      3. If, pursuant to Paragraph 1 hereof, Employer terminates his employment as of a date from October 1, 1995 to October 30, 1995 (inclusive), Employee's annual bonus and long-term incentive compensation shall be calculated under the applicable incentive compensation plans of Employer on the basis of his actual period of employment with Employer. If, pursuant to Paragraph 1 hereof, Employee terminates his employment as of a date from October 31, 1995 to December 30, 1995 (inclusive), Employee's annual bonus and long-term incentive compensation shall be calculated under the applicable incentive compensation plans of Employer as if his employment by Employer had continued through December 31, 1995.

      4.    Notwithstanding any provision of the Employment
Agreement to the contrary, Employee shall have no right to terminate his employment with Employer, whether for "good reason" or otherwise, prior to October 1, 1995.

      5.    GUARANTOR.  Except as expressly provided in Paragraph
22 of the Employment Agreement, Guarantor shall have no liabilities or obligations, as guarantor or otherwise, under the Employment Agreement as amended by this Third Amendment.

      6. DEFINED TERMS. All terms used in this Third Amendment shall have the meanings assigned to them in the Employment
Agreement.

      IN WITNESS WHEREOF, Employee has hereunto set his hand, and Employer and Guarantor have caused these presents to be executed on their behalf, all as of October 31, 1994.

                                      CHICAGO TITLE AND TRUST COMPANY



                                      By /s/ Gust J. Totlis
                                        --------------------------


                                      ALLEGHANY CORPORATION


                                      By /s/ John J. Burns, Jr.
                                        ---------------------------
                                                 President



                                         /s/ Richard P. Toft
                                        ----------------------------
                                         Richard P. Toft